UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
        On February 15, 2007, Black Box Corporation (the “Company”) received a Staff Determination Letter from The Nasdaq Stock Market stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Nasdaq Marketplace
Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. As anticipated, the letter was issued in accordance with Nasdaq procedures due to the previously disclosed delayed filing of the Company’s Form 10-Q for its third quarter fiscal 2007 ended December 30, 2006. The Company, in accordance with Nasdaq’s procedures, has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Pending a decision by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market. There can be no assurance that the Panel will grant the Company’s request for continued listing.
        A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation

Date: February 20, 2007	By:	/s/ Michael McAndrew Michael McAndrew
Chief Financial Officer, Treasurer and
Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 20, 2007